CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

THE CATALYST FUNDS

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APPENDIX B

Series of the Trust

Amended as of May 25, 2010

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Catalyst Value Fund

•

Catalyst/SMH High Income Fund

•

Catalyst/SMH Total Return Income Fund

•

Catalyst Rising Dividend Income Fund

•

Catalyst/Groesbeck Growth of Income Fund

•

Listed Private Equity Plus Fund

•

AmericaFirst Quantitative Strategies Fund

•

Eventide Gilead Fund

•

Day Hagan Tactical Allocation Fund of ETFs

•

SMH Representation Trust

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AmericaFirst Absolute Return Fund

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AmericaFirst Income Trends Fund

•

Catalyst Strategic Value Fund

Approved by:

Catalyst Funds

Huntington National Bank

/s/ Jerry Szilagyi

/s/ Kevin Speert

 Jerry Szilagyi, Trustee

Name, Title: Kevin Speert, AVP,

Relationship Manager

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